As filed with the Securities and Exchange Commission on June 12, 2023

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

enCore Energy Corp.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1094	Not Applicable
(Province or other jurisdiction of incorporation or organization )	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

101 N. Shoreline Blvd. Suite 450

Corpus Christi, TX 78401

(361) 239-5449

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 E. 42nd Street, 18th Floor

New York, New York 10168

(800) 221-0102

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Gregory Zerzan enCore Energy Corp. 101 N. Shoreline Blvd. Suite 450 Corpus Christi, TX 78401 (361) 239-5449	Jason K. Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, CO 80202-5549 (303) 629-3400	Edward L. Mayerhofer Morton Law LLP 750 Pender St. W. Suite 1200 Vancouver, BC V6C2T8 (604) 331-9543

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this registration statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	At some future date (check the appropriate box below):

1.	☐	pursuant to Rule 467(b) on __(date) at___(time) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on __(date) at ___(time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ___(date).

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED JUNE 9, 2023

Prospectus Dated   , 2023

ENCORE ENERGY CORP.

US$140,000,000

Common Shares

Warrants

Subscription Receipts

Units

enCore Energy Corp. (“enCore” or the “Company”), may offer and sell, from time to time, common shares of the Company (“Common Shares”), warrants to purchase Common Shares (“Warrants”), subscription receipts (the “Subscription Receipts”) or units (“Units”) comprised of one or more of any of the other securities described herein (all of the foregoing collectively, the “Securities”), or any combination thereof for aggregate gross proceeds of up to US$140,000,000 in one or more transactions under this preliminary short form base shelf prospectus (the “Prospectus”). The Company may offer and sell the Common Shares, Warrants, Subscription Receipts or Units during the 25-month period that this Prospectus, including any amendments hereto, remains effective. The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (each, a “Prospectus Supplement”).

The Company is permitted, under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States (“MJDS”), to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and may not be comparable to financial statements of United States companies. Such financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards, in addition to the standards of the Public Company Accounting Oversight Board (United States) and the United States Securities and Exchange Commission (“SEC”) independence standards.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is governed by the laws of British Columbia, Canada, that some of its officers and directors are residents of a foreign country, that some of the experts named in this Prospectus are, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and a substantial portion of the assets of the Company and said persons may be located outside of the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Investing in Securities of the Company involves a high degree of risk. You should carefully review the risks outlined in this Prospectus (together with any Prospectus Supplement) and in the documents incorporated by reference in this Prospectus and any Prospectus Supplement and consider such risks in connection with an investment in such Securities. See “Risk Factors”.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the heading “Certain Federal Income Tax Considerations” as well as the tax discussion, if any, contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

This Prospectus provides a general description of the Securities that the Company may offer. The specific terms of any Securities with respect to a particular offering will be described in the applicable Prospectus Supplement including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Warrants, the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, and any other terms specific to the Subscription Receipts; and (iv) in the case of Units, the designation, number and terms of the Common Shares or Warrants comprising the Units. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

All information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus and the Prospectus Supplement. See “Documents Incorporated by Reference”. This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

The Securities may be sold to or through underwriters, dealers or agents or directly to purchasers pursuant to applicable statutory exemptions. The Prospectus Supplement, which will be provided to purchasers each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and will include the plan of distribution for such Securities, including the proceeds to the Company and any applicable fee, commission or discount arrangements with any underwriters, dealers or agents. See “Plan of Distribution”.

This Prospectus may qualify an “at-the-market distribution” as defined under National Instrument 44-102 – Shelf Distributions (“NI 44-102”) of the Canadian Securities Administrators. The Company’s securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices, including sales in transactions that are deemed to be at-the-market distributions, including sales made directly on the TSX Venture Exchange (“TSXV”), NYSE American LLC (“NYSE American”) or other existing trading markets for the securities. In connection with any offering of the Securities, other than an “at-the-market distribution” unless otherwise specified in a Prospectus Supplement, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transaction, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”. No underwriter or dealer involved in an at-the-market distribution under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities sold in the at-the-market distribution.

The Common Shares are listed and posted for trading on the TSXV and NYSE American under the symbol “EU”. On June 8, 2023, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSXV was $3.49 per Common Share and on the NYSE American was US$2.62 per Common Share. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Common Shares will not be listed on any securities exchange. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.

An investment in the Securities is highly speculative and involves a high degree of risk, and should only be made by persons who can afford the total loss of their investment. Prospective investors should carefully consider the risk factors described or incorporated by reference in this Prospectus before purchasing Securities. Prospective investors are advised to consult their legal counsel and other professional advisors in order to assess income tax, legal and other aspects of the investment. See “Cautionary Note Regarding Forward Looking Statements” and “Risk Factors”.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Certain directors and officers of the Company reside outside of Canada. These persons have appointed the following agents for service of process:

Name of Person or Company	Name and Address of Agent
William Bruce Harris	Morton Law LLP, 1200 – 750 West Pender St., Vancouver, BC V6C 2T8
Dennis Stover	Morton Law LLP, 1200 – 750 West Pender St., Vancouver, BC V6C 2T8
Mark Pelizza	Morton Law LLP, 1200 – 750 West Pender St., Vancouver, BC V6C 2T8
Richard Cherry	Morton Law LLP, 1200 – 750 West Pender St., Vancouver, BC V6C 2T8
W. Paul Goranson	Morton Law LLP, 1200 – 750 West Pender St., Vancouver, BC V6C 2T8
Carrie Mierkey	Morton Law LLP, 1200 – 750 West Pender St., Vancouver, BC V6C 2T8
William M. Sheriff	Morton Law LLP, 1200 – 750 West Pender St., Vancouver, BC V6C 2T8
Susan Hoxie-Key	Morton Law LLP, 1200 – 750 West Pender St., Vancouver, BC V6C 2T8
Peter Luthiger	Morton Law LLP, 1200 – 750 West Pender St., Vancouver, BC V6C 2T8
Greg Zerzan	Morton Law LLP, 1200 – 750 West Pender St., Vancouver, BC V6C 2T8

Prospective investors are advised that it may not be possible to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or who resides outside of Canada, even if the party has appointed an agent for service.

The Company’s head office is located at 101 N. Shoreline Blvd, Suite 450, Corpus Christi, Texas, 78401, and its registered office is located at 1200 – 750 West Pender St., Vancouver, British Columbia V6C 2T8.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “we”, “us”, “our”, “enCore” or the “Company” refer to enCore Energy Corp., either alone or together with its subsidiaries, as the context requires.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including any information incorporated by reference, contains statements that, to the extent that they are not historical fact, may constitute “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “project”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.

Forward-looking statements may include, but are not limited to, statements with respect to:

●	the Company’s future financial and operational performance;

●	the sufficiency of the Company’s current working capital, anticipated cash flow or its ability to raise necessary funds;

●	the anticipated amount and timing of work programs;

●	our expectations with respect to future exchange rates;

●	the estimated cost of and availability of funding necessary for sustaining capital;

●	forecast capital and non-operating spending;

●	the Company’s plans and expectations for its property, exploration, development, production, and community relations operations;

●	the use of available funds;

●	expectations regarding the process for and receipt of regulatory approvals, permits and licenses under governmental and other applicable regulatory regimes, including U.S. government policies towards domestic uranium supply;

●	expectations about future uranium market prices, production costs and global uranium supply and demand;

●	expectations regarding holding physical uranium for long-term investment;

●	the establishment of mineral resources on any of the Company’s current or future mineral properties (other than the Company’s properties that currently have an established mineral resource estimates);

●	future royalty and tax payments and rates;

●	expectations regarding possible impacts of litigation and regulatory actions; and

●	the completion of reclamation activities at former mine or extraction sites.

Such forward-looking statements reflect the Company’s current views with respect to future events, based on information currently available to the Company and are subject to and involve certain known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed in or implied by such forward-looking statements.

The forward-looking statements in this Prospectus and the documents incorporated by reference herein are based on material assumptions, including the following:

●	our budget, including expected levels of exploration, evaluation and operations activities and costs, as well as assumptions regarding market conditions and other factors upon which we have based our income and expenditure expectations;

●	assumptions regarding the timing and use of our cash resources;

●	our ability to, and the means by which we can, raise additional capital to advance other exploration and evaluation objectives;

●	financial markets will not in the long term be adversely impacted by the COVID-19 pandemic;

●	our operations and key suppliers are essential services, and our employees, contractors and subcontractors will be available to continue operations;

●	our ability to obtain all necessary regulatory approvals, permits and licenses for our planned activities under governmental and other applicable regulatory regimes;

●	our expectations regarding the demand for, and supply of, uranium, the outlook for long-term contracting, changes in regulations, public perception of nuclear power, and the construction of new and ongoing operation of existing nuclear power plants;

●	our expectations regarding spot and long-term prices and realized prices for uranium;

●	our expectations that our holdings of physical uranium will be helpful in securing project financing and/or in securing long- term uranium supply agreements in the future;

●	our expectations regarding tax rates, currency exchange rates, and interest rates;

●	our decommissioning and reclamation obligations and the status and ongoing maintenance of agreements with third parties with respect thereto;

●	our mineral resource estimates, and the assumptions upon which they are based;

●	our, and our contractors’ ability to comply with current and future environmental, safety and other regulatory requirements and to obtain and maintain required regulatory approvals; and

●	our operations are not significantly disrupted by political instability, nationalization, terrorism, sabotage, pandemics, social or political activism, breakdown, natural disasters, governmental or political actions, litigation or arbitration proceedings, equipment or infrastructure failure, labour shortages, transportation disruptions or accidents, or other development or exploration risks.

The risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from any future results expressed in or implied by the forward-looking statements in this Prospectus and the documents incorporated by reference herein include, but are not limited to, the following factors:

●	exploration and development risks;

●	changes in commodity prices;

●	access to skilled mining personnel;

●	results of exploration and development activities;

●	uninsured risks;

●	regulatory risks;

●	defects in title;

●	availability of materials and equipment, timeliness of government approvals and unanticipated environmental impacts on operations;

●	risks posed by the economic and political environments in which the Company operates and intends to operate;

●	the potential for losses arising from the expansion of operations into new markets;

●	increased competition;

●	assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products;

●	reliance on industry manufacturers, suppliers and others;

●	the failure to adequately protect intellectual property;

●	the failure to adequately manage future growth;

●	adverse market conditions; and

●	the failure to satisfy ongoing regulatory requirements.

In addition, the risks, assumptions, and other factors set out below under “Risk Factors” and incorporated by reference herein from the Company’s AIF (as defined herein) could cause actual results to differ materially from any future results expressed in or implied by the forward-looking statements in this Prospectus and the documents incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. These risks, uncertainties, assumptions and other factors should be considered carefully, and prospective investors and readers should not place undue reliance on the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or information or statements to reflect information, events, results, circumstances or otherwise after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as required by applicable laws. New factors emerge from time to time, and it is not possible for management to predict all of such factors and to assess in advance the impact of each such fact on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements or information.

All of the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein and therein are qualified by the foregoing cautionary statements.

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

This Prospectus is a base shelf prospectus that:

●	we have filed with the securities commissions in each of the provinces and territories of Canada, (the “Canadian Qualifying Jurisdictions”) in order to qualify the offering of the Securities described in this Prospectus in accordance with NI 44-102; and

●	forms part of a registration statement on Form F-10 (the “Registration Statement”) that we filed with the SEC under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) under MJDS.

Prospective investors should rely on only information contained in this Prospectus or incorporated by reference herein. The Company has not authorized anyone to provide investors with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The Company is not making an offer to sell Securities in any jurisdiction where the offer or sale is not permitted. Investors should assume that the information contained in this Prospectus or in any documents incorporated or deemed to be incorporated by reference in this Prospectus is accurate only as of the respective date of the document in which such information appears. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.

Information contained in this Prospectus should not be construed as legal, tax or financial advice and prospective investors are urged to consult with their own professional advisors prior to investing in the securities offered hereby.

This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the schedules or exhibits that are part of the Registration Statement. Investors in the United States should refer to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Securities. See “Available Information”.

CURRENCY PRESENTATION

Unless otherwise indicated, all references to monetary amounts in this Prospectus are denominated in Canadian dollars. The consolidated financial statements of the Company incorporated herein by reference are reported in United States dollars and are prepared in accordance with International Financial Reporting Standards (“IFRS”). Unless otherwise indicated, all references to “$” and “dollars” in this Prospectus refer to Canadian dollars. References to “US$” in this Prospectus refer to United States dollars. On June 8, 2023, the daily exchange rate for one United States dollar expressed in Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = C$1.3358 (or C$1.00 = US$0.7486).

NOTE REGARDING RESOURCE AND RESERVE ESTIMATES

This Prospectus and the documents incorporated by reference, as applicable, have been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. Unless otherwise indicated, all mineral reserve and resource estimates included in this Prospectus have been prepared for or by the current or former owners and operators of the relevant properties, as and to the extent indicated by them, in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) classification system, as applicable. In accordance with NI 43-101, the Company uses the terms mineral reserves and resources as they are defined in accordance with the CIM Definition Standards on Mineral Resources and Reserves as adopted by the CIM (the “CIM Definition Standards”).

The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC under the United States Securities Exchange Act of 1934 Exchange Act”). These amendments became effective February 25, 2019 (the “SEC Modernization Rules”) with compliance required for the first fiscal year beginning on or after January 1, 2021. Under the SEC Modernization Rules, the historical property disclosure requirements for mining registrants included in SEC Industry Guide 7 has been replaced. The Company is not required to provide disclosure on its mineral properties under the SEC Modernization Rules and will continue to provide disclosure under NI 43-101 and the CIM Definition Standards. However, if the Company either ceases to be a “foreign private issuer” or ceases to be entitled to file reports under the multijurisdictional disclosure system (“MJDS”), then the Company will be required to provide disclosure on its mineral properties under the SEC Modernization Rules. Accordingly, United States investors are cautioned that the disclosure the Company provides on its mineral properties may be different from the disclosure that the Company would otherwise be required to provide as a U.S. domestic issuer or a non-MJDS foreign private issuer under the SEC Modernization Rules.

The SEC Modernization Rules include the adoption of terms describing mineral reserves and mineral resources that are substantially similar to the corresponding terms under the CIM Definition Standards. As a result of the adoption of the SEC Modernization Rules, the SEC will now recognize estimates of “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”. In addition, the SEC has amended its definitions of “proven mineral reserves” and “probable mineral reserves” to be substantially similar to the corresponding CIM Definition Standards.

United States investors are cautioned that while terms are substantially similar to CIM Definition Standards, there are differences in the definitions under the SEC Modernization Rules and the CIM Definition Standards. Accordingly, there is no assurance any mineral reserves or mineral resources that the Company may report as “proven reserves”, “probable reserves”, “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 would be the same had the Company prepared the reserve or resource estimates under the standards adopted under the SEC Modernization Rules.

United States investors are also cautioned that while the SEC will now recognize “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”, investors should not assume that any part or all of the mineralization in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to their existence and feasibility than mineralization that has been characterized as reserves. Accordingly, investors are cautioned not to assume that any “measured mineral resources”, “indicated mineral resources”, or “inferred mineral resources” that the Company reports are or will be economically or legally mineable.

Further, “inferred resources” have a greater amount of uncertainty as to their existence and as to whether they can be mined legally or economically. In accordance with Canadian rules, estimates of “inferred mineral resources” cannot form the basis of feasibility or other economic studies, except in limited circumstances where permitted under NI 43-101.

MARKETING MATERIALS

Certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any “template version” of “marketing materials” (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company after the date of the Prospectus Supplement for the distribution and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with provincial securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request and without charge from the Company at 101 N. Shoreline Blvd, Suite 450, Corpus Christi, Texas 78401, or telephone 361-239-5449, and are also available electronically through the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and through the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) website at www.sec.gov. The filings of the Company through SEDAR and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

The following documents, filed by the Company with the various provincial securities commissions or similar authorities in Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

1.	the management information circular of the Company dated May 12, 2023 in respect of the Company’s annual meeting of shareholders scheduled to be held on June 21, 2023;

2.	the interim consolidated financial statements of the Company for the three months ended March 31, 2023, together with the notes thereto, as amended;

3.	the management’s discussion and analysis of the Company for the three months ended March 31, 2023;

4.	the annual information form of the Company for the year ended December 31, 2022, dated as of April 28, 2023 (the “AIF”);

5.	the audited consolidated financial statements of the Company for the year ended December 31, 2022, together with the notes thereto and the report of independent auditors thereon;

6.	the management’s discussion and analysis of the Company for the year ended December 31, 2022, as amended;

7.	the material change report dated February 21, 2023 (the “Alta Mesa MCR”) relating to the news release dated February 15, 2023 announcing closing of the acquisition of the Alta Mesa In-Situ Recovery uranium project (the “Alta Mesa Acquisition”) from Energy Fuels Inc. (“Energy Fuels”);

8.	the material change report dated February 8, 2023 relating to the news release dated February 8, 2023 announcing closing of the Company’s $34 million bought deal offering of units;

9.	the material change report dated January 30, 2023 relating to the news release dated January 25, 2023 announcing closing of the Company’s $30 million bought deal offering of units; and

10.	the report entitled “Technical Report Summary for the Alta Mesa Uranium Project, Brooks and Jim Hogg Counties, Texas, USA” dated January 19, 2023, prepared by Douglas Beahm, P.E. P.G., BRS Inc.

A reference to this Prospectus includes a reference to any and all documents incorporated by reference in this Prospectus. Any document of the type referred to above (excluding confidential material change reports), the content of any news release disclosing financial information for a period more recent than the period for which financial statements are required and certain other disclosure documents as set forth in Item 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions of the Canadian Securities Administrators filed by the Company with the securities commissions or similar regulatory authorities in Canada after the date of this Prospectus and prior to the termination of the offering under this Prospectus shall be deemed to be incorporated by reference in this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished by the Company to the SEC after the date of this Prospectus, that document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part. In addition, the Company may incorporate by reference into this Prospectus, or the Registration Statement of which it forms a part, other information from documents filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, if and to the extent expressly provided therein.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consent of Davidson & Company LLP; (3) powers of attorney from certain of the Company’s directors and officers; and (4) the consents of the “qualified persons” (for the purposes of NI 43-101) referred to in this Prospectus under “Interests of Experts”. A copy of the form of any applicable warrant agreement or subscription receipt agreement, or indenture, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

AVAILABLE INFORMATION

The Company is subject to the information reporting requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under MJDS, such reports and other information may generally be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Prospective investors may read and download any public document that the Company has filed with securities commissions or similar regulatory authorities in Canada on SEDAR at www.sedar.com. The reports and other information filed and furnished by the Company with the SEC can be inspected on EDGAR at the SEC’s website at www.sec.gov. Reports and other information filed by the Company with, or furnished to, the SEC may also be inspected and copied for a fee at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C., 20549. Unless specifically incorporated by reference herein, documents filed or furnished by the Company on SEDAR or EDGAR are neither incorporated in nor a part of this Prospectus.

The Company has filed with the SEC the Registration Statement under the U.S. Securities Act, with respect to the Securities. This Prospectus, which forms part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. See “Documents Filed as Part of the Registration Statement”. For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in or incorporated by reference into this Prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC’s website: www.sec.gov. Each time the Company sells Securities under the Registration Statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

the company

enCore was incorporated on October 30, 2009 under the Business Corporations Act (British Columbia) (the “BCBCA”) under the name “Dauntless Capital Corp.”. The Company’s name was changed to “Tigris Uranium Corp.” on September 2, 2010, and changed to “Wolfpack Gold Corp.” on May 15, 2013. On August 15, 2014, the Company’s name was changed to “enCore Energy Corp.”.

The Company is a reporting issuer in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, New Brunswick, Nova Scotia, Prince Edward Island, Newfoundland and Ontario. The Company’s Common Shares are listed for trading on the TSXV and NYSE American under the symbol “EU”.

The principal offices of the Company are located at Suite 450, 101 N. Shoreline Blvd, Corpus Christi, Texas 78401, United States of America. The Company’s registered and records office is located at Suite 1200, 750 West Pender Street, Vancouver, British Columbia, V6C 2T8.

Intercorporate Relationships

enCore has the following subsidiaries as at the date of this Prospectus:

Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Voting Shares/Interests beneficially owned directly or indirectly by enCore
Azarga Uranium Corp.	British Columbia	100% directly
Powertech (USA) Inc.	South Dakota	100% indirectly through Azarga Uranium Corp.
URZ Energy Corp.	British Columbia	100% indirectly through Azarga Uranium Corp.
Ucolo Exploration Corp.	Utah	100% indirectly through URZ Energy Corp.
Azarga Resources Limited	British Virgin Islands	100% indirectly through Azarga Uranium Corp.
Azarga Resources (Hong Kong) Ltd.	Hong Kong	100% indirectly through Azarga Resources Limited
Azarga Resources Canada Ltd.	British Columbia	100% indirectly through Azarga Resources (Hong Kong) Limited
Azarga Resources USA Company	Colorado	100% indirectly through Azarga Resources Canada Ltd.
enCore Energy US Corp.	Nevada	100% directly
HRI-Churchrock, Inc.	Delaware	100% indirectly through enCore Energy US Corp.
Metamin Enterprises US Inc.	Nevada	100% indirectly through enCore Energy US Corp.
Neutron Energy, Inc.	Nevada	100% indirectly through enCore Energy US Corp.
Tigris Uranium US Corp.	Nevada	100% indirectly through enCore Energy US Corp.
Uranco, Inc.	Delaware	100% indirectly through enCore Energy US Corp.
Uranium Resources, Inc.	Delaware	100% indirectly through enCore Energy US Corp.
URI, Inc.	Delaware	100% indirectly through enCore Energy US Corp.
enCore Alta Mesa LLC	Texas	100% indirectly through enCore Energy US Corp.
Leoncito Plant, LLC	Texas	100% indirectly through enCore Energy US Corp.
Leoncito Project, LLC	Texas	100% indirectly through enCore Energy US Corp.

The following organizational chart illustrates enCore’s principal subsidiaries as at the date of this Prospectus:

Notes:

*POI = Place of incorporation or legal organization

*PPB = Principal place of business

business of the company

The following description of the Company is, in some instances, derived from selected information about the Company contained in the documents incorporated by reference into this Prospectus. This description does not contain all of the information about the Company and its properties and business that you should consider before investing in any Securities. You should carefully read the entire Prospectus and the applicable Prospectus Supplement, as well as the documents incorporated by reference into this Prospectus and the applicable Prospectus Supplement, including the section of the AIF titled “Risk Factors”, before making an investment decision.

Description of the Business

enCore’s business objective is to be a leading, low cost and profitable in-situ recovery (“ISR”) uranium producer in the United States. Our management team believes uranium market conditions are improving as a result of realization of market supply-demand fundamentals and a shift toward de-globalization in the nuclear industry. There are many factors contributing to the change in global fundamentals including continued deferment of re-starts of existing standby and new primary sources of supply, along with a continued increase in the number of operating nuclear reactors and reactors under construction. According to the World Nuclear Association, globally there are 438 reactors operating, 59 reactors under construction, and 104 reactors planned for construction. Nuclear energy, fueled by uranium, is gaining acceptance as a clean and reliable energy source. The growing urgency to reduce carbon emissions world-wide has pushed nuclear energy generation to the forefront, with the United States being the world’s largest consumer of uranium. Currently, the U.S. is completely reliant on imported uranium, but as geopolitical changes are forcing the shift to deglobalize supply chains, domestic nuclear power utilities are looking to the U.S. as a source of uranium to secure a domestic supply chain and diversify their demand away from Russia, Kazakhstan, and China (Source: TradeTech Uranium Market Study 2022: Issue 4).

Material Properties

enCore holds a portfolio of uranium assets located in New Mexico, South Dakota, Wyoming, Texas, Utah, Colorado, and Arizona in the United States, and is focused on advancing its properties utilizing ISR.

enCore’s material properties and projects are the Alta Mesa Uranium Project in Texas, the Marquez-Juan Tafoya Uranium Project located in New Mexico, the Crownpoint and Hosta Butte Uranium Project located in New Mexico, the Dewey Burdock Project located in South Dakota, and the Gas Hills Project located in Wyoming. In addition to enCore’s material properties, enCore also holds the Rosita uranium processing plant located in Texas and various surrounding and proximate mineral leases and claims.

The following is a summary describing each of the Company’s material properties and projects. Further information with respect to Alta Mesa Uranium Project, Marquez-Juan Tafoya Uranium Project, Crownpoint and Hosta Butte Uranium Project, Dewey Burdock Project, and the Gas Hills Project may be reviewed under the heading “Description of the Business” in the AIF.

Alta Mesa Uranium Project, Texas

The Alta Mesa project is a fully licensed and constructed ISR project and central processing facility currently on standby, located on over 203,000 acres of private land in the state of Texas. Total operating capacity is 1.5 million lbs U3O8 per year. Alta Mesa historically produced nearly 5 million lbs of U3O8 between 2005 and 2013, when full production was curtailed as a result of low uranium prices at the time.

Crownpoint and Hosta Butte Uranium Project, New Mexico

The Company owns a 100% interest in McKinley properties and a 60% - 100% interest in the adjacent Crownpoint and Hosta Butte properties, all of which are located in McKinley County, New Mexico. The Company holds a 60% interest in a portion of a certain section at Crownpoint. The Company owns a 100% interest in the rest of the Crownpoint and Hosta Butte Uranium Project area, subject to a 3% gross profit royalty on uranium produced.

Dewey Burdock Project, South Dakota

The Dewey Burdock Project is an advanced-stage uranium exploration project located in southwest South Dakota and is solely controlled by Powertech USA, Inc., a wholly-owned subsidiary of the Company. The Dewey Burdock Project forms part of the northwestern extension of the Edgemont Uranium Mining District. The Dewey Burdock Project includes federal claims, private mineral rights and private surface rights controlling the entire area within the licensed project permit boundary as well as surrounding areas. The Company currently controls approximately 16,962 acres of net mineral rights and 12,613 acres of surface rights. The property is subject to a cumulative 4.85% surface and mineral royalty.

Gas Hills Project, Wyoming

The Company’s owns a 100% interest in the Gas Hills Project located in the historic Gas Hills uranium district situated 45 miles east of Riverton, Wyoming. The Gas Hills Project consists of approximately 1,280 surface acres and 12,960 net mineral acres of unpatented lode mining claims, a State of Wyoming mineral lease, and private mineral leases, within a brownfield site which has experienced extensive development including mine and mill site production.

Additional Properties

enCore holds additional properties and projects which are considered to be non-material at this time, a discussion of which can be found under the heading “Additional Projects” in the AIF incorporated by reference herein.

Recent Developments

Proposed Disposition of Marquez-Juan Tafoya Project

On June 6, 2023, the Company entered into a definitive agreement with Anfield Energy Inc. (“Anfield”) to sell its wholly-owned subsidiary Neutron Energy Inc. (“Neutron”), which holds the Marquez-Juan Tafoya Project. As consideration, Anfield will pay $5,000,000 in cash and issue 185,000,000 of its common shares to enCore. On closing, enCore will also receive a nomination right for one seat on Anfield’s board of directors, and a participation right to maintain its equity interest in future Anfield share issuances, in either case for so long as enCore holds at least 10% of the issued shares of Anfield. The transaction is anticipated to close on or before July 21, 2023 and is subject to TSXV approval and other customary conditions.

Acquisition of Proprietary PFN Technology, Equipment and Global Licensing Rights

The Company acquired all of the proprietary Prompt Fission Neutron (“PFN”) technology and equipment, including related exclusive intellectual property, and global licensing rights from Energy Fuels Resources (USA) Inc., a wholly owned subsidiary of Energy Fuels, for US$3.1 million. The PFN equipment and technology acquired by enCore includes: associated proprietary intellectual property, including all internal details of the tools, circuit board diagrams, firmware code, software, manuals, instructions; the sole right to utilize the license of the PFN technology globally; six PFN downhole wireline probes; nine gamma downhole wireline probes with single point resistivity, spontaneous potential and deviation; two low-mileage, heavy-duty logging trucks with logging and associated equipment; power supplies, computers, communication equipment, and other technology.

Uranium Sales Delivery

On May 1, 2023, the Company announced that it delivered 200,000 pounds U3O8, into one of the Company’s four previously announced contracted uranium sales agreements. This delivery represents the first portion of the annual deliveries into the five-year agreement (previously announced on August 4, 2021) which covers 2 million pounds U3O8 of uranium with significant delivery flexibility for market related pricing.

Prospectus Offering

On February 8, 2023, the Company completed a “bought deal” prospectus offering pursuant to which the Company sold an aggregate of 10,615,650 units at a price of C$3.25 per unit for aggregate gross proceeds of C$34,500,862.50. Each unit was comprised of one Common Share and one-half of one common share purchase warrant of the Company. Each whole warrant entitles the holder thereof to purchase one Common Share at an exercise price of C$4.05 until for a period of 36 months. The Company paid the underwriters a cash commission of C$2,030,011.75. The Company used the net proceeds to fund amounts required to complete the Alta Mesa Acquisition and to maintain and advance the Company’s material properties, acquire properties, plant upgrades, drilling, maintenance and refurbishment, community outreach and communications, licensing and permitting, and for general corporate and working capital purposes.

More detailed information regarding the business of the Company, its material properties and projects, its operations and its assets can be found in the AIF and other documents which are incorporated in this Prospectus by reference. See “Documents Incorporated by Reference”.

CONSOLIDATED CAPITALIZATION

Other than as described under the heading “Prior Sales” below, there have been no material changes to the Company’s share capitalization since December 31, 2022, the date of the Company’s most recently filed annual consolidated financial statements, which are incorporated by reference in this Prospectus.

USE OF PROCEEDS

The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.

PLAN OF DISTRIBUTION

General

The Company may sell the Securities, separately or together, to or through underwriters, dealers or agents, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Company from the sale of the Securities. Any initial offering price and discounts, concessions or commissions allowed or paid to dealers may be changed from time to time.

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including in transactions that are deemed to be “at-the-market distributions” as defined in NI 44- 102, including sales made directly on the TSX, NYSE American or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution of the applicable Securities. If, in connection with the offering of Securities at a fixed price or prices, the underwriters, dealers or agents have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters, dealers or agents will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters, dealers or agents to the Company.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

No underwriter of an “at-the-market distribution” and no person or company acting jointly or in concert with such an underwriter, may, in connection with such a distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under this Prospectus and Prospectus Supplement, including selling an aggregate number or principal amount of Securities that would result in an underwriter creating an over-allocation position in the Securities.

Unless otherwise specified in the applicable Prospectus Supplement, Subscription Receipts, Units and Warrants will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Subscription Receipts, Units and Warrants may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Subscription Receipts, Units and Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange. See “Risk Factors”.

DESCRIPTION OF COMMON SHARES

The authorized capital of the Company consists of an unlimited number of Common Shares without par value and an unlimited number of Preferred Shares without par value (referred to herein as the “enCore Preferred Shares”). As at the date of this Prospectus, there are 143,333,688 Common Shares issued and outstanding and no enCore Preferred Shares are issued and outstanding. There are options outstanding to purchase up to 9,271,402 Common Shares at exercise prices ranging from $0.37 to $5.76 (on a post-consolidation basis). There are Warrants outstanding to purchase up to 37,260,364 Common Shares at exercise prices ranging from $1.80 to $6.00.

The Common Shares are subject to the following rights, privileges, restrictions and conditions:

a)	the holders of the Common Shares are entitled to receive notice of, and attend at, and to vote in person or by proxy at general meetings of enCore shareholders and will be entitled to one vote for each such enCore Share held;

b)	subject to the rights of the enCore Preferred Shares as determined by the directors and in accordance with enCore’s Articles, the directors may, in their discretion, at any time and from time to time declare and cause enCore to pay dividend on the Common Shares; and

c)	subject to the rights, privileges, restrictions and conditions attaching to the enCore Preferred Shares, in the event of liquidation or dissolution of enCore or other distribution of assets of enCore among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Common Shares will be entitled to share equally, share for share, in the distribution of the remaining property and assets of enCore.

The rights and restrictions attached to the Common Shares may be altered by resolutions of the enCore Board, subject to the provisions of the BCBCA.

DESCRIPTION OF WARRANTS

In the past, the Company has issued Warrants to acquire equity securities of the Company from time to time. The Company may issue Warrants, separately or together, in accordance with the policies of the TSXV and NYSE American, with Common Shares as Units. The Warrants would be issued under a separate Warrant agreement or indenture as Warrants are not permitted to be issued as stand-alone securities under the policies of the TSXV and NYSE American. The specific terms and provisions that will apply to any Warrants that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

●	the aggregate number of Warrants offered;

●	the price at which the Warrants will be issued;

●	the currency in which the Warrants will be offered and in which the exercise price under the Warrants may be payable;

●	upon exercise of the Warrant, the events or conditions under which the amount of Securities may be subject to adjustment;

●	the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

●	if applicable, the identity of the Warrant agent;

●	whether the Warrants will be listed on any securities exchange;

●	whether the Warrants will be issued with any other Securities and, if so, the amount and terms of these Securities;

●	any minimum or maximum subscription amount;

●	whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	any material risk factors relating to such Warrants and the Securities to be issued upon exercise of the Warrants;

●	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants; and

●	any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

Description of Subscription Receipts

The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants, Units or any combination thereof. The Subscription Receipts may be offered separately or together with other Securities, as the case may be. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by the Escrow Agent pending the completion of the transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). If underwriters, dealers or agents are used in the sale of any Subscription Receipts, one or more of such underwriters, dealers or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter, dealer or agent.

The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Subscription Receipt Agreement. Purchasers of Subscription Receipts should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. A copy of any Subscription Receipt Agreement relating to an offering of Subscription Receipts will be filed by the Company with the securities regulatory authorities in the applicable Canadian offering jurisdictions and with the SEC after the Company has entered into it.

The particular terms of each issue of Subscription Receipts will be described in the related Prospectus Supplement. This description may include, but is not limited to, any of the following, if applicable:

●	the designation and aggregate number of the Subscription Receipts being offered;

●	the price at which the Subscription Receipts will be offered;

●	the designation, number and terms of the Common Shares, Warrants, Units or any combination thereof to be received by the holders of the Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

●	the identity of the Escrow Agent;

●	the conditions (the “Release Conditions”) that must be met in order for holders of the Subscription Receipts to receive, for no additional consideration, Common Shares, Warrants, Units or any combination thereof;

●	the procedures for the issuance and delivery of the Common Shares, Warrants, Units or any combination thereof to holders of the Subscription Receipts upon satisfaction of the Release Conditions;

●	whether any payments will be made to holders of the Subscription Receipts upon delivery of the Common Shares, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;

●	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of the Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

●	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters, dealers or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters, dealers or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

●	procedures for the refund by the Escrow Agent to holders of the Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

●	any contractual right of rescission to be granted to initial purchasers of the Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

●	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

●	if the Subscription Receipts are issued as a Unit with another Security, the date, if any, on and after which the Subscription Receipts and the other Security will be separately transferable;

●	whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

●	whether the Company will issue the Subscription Receipts as bearer securities, as registered securities or both;

●	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Warrants or Units, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

●	whether the Company will apply to list the Subscription Receipts on any securities exchange;

●	the material United States and Canadian federal income tax consequences of owning the Subscription Receipts; and

●	any other material terms and conditions of the Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants, Units or a combination thereof on exchange or conversion of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters, dealers or agents, a portion of the Escrowed Funds may be released to such underwriters, dealers or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of votes of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement. The Subscription Receipt Agreement will also specify that the Company may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF UNITS

As of the date of this Prospectus, the Company has no Units outstanding. Each Unit would be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each applicable Security. The specific terms and provisions that will apply to any Units that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

●	the number of Units offered;

●	the price or prices, if any, at which the Units will be issued;

●	the manner of determining the offering price(s);

●	the currency at which the Units will be offered;

●	the Securities comprising the Units;

●	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

●	any minimum or maximum subscription amount;

●	whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	any material risk factors relating to such Units or the Securities comprising the Units;

●	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

●	any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

PRIOR SALES

During the 12 months preceding the date of this Prospectus, the Company issued the following Common Shares and securities convertible or exchangeable for Common Shares.

Date of issue or grant	Type of Securities	Number of Securities (on a pre-Share Consolidation basis)	Issue or Exercise Price of Security (on a pre-Share Consolidation basis)	Description of Transaction
June 13, 2022	Common Shares	50,000	$0.20	Option Exercise
July 15, 2022		Options	400,000	$1.070 Option Grant
July 27, 2022	Common Shares	61,875	$0.640	Option Exercise
July 29, 2022	Common Shares	131,250	$0.613	Option Exercise
July 29, 2022	Common Shares	121,875	$0.466	Option Exercise
July 29, 2022	Common Shares	152,343	$0.80	Option Exercise
August 8, 2022	Common Shares	31,875	$0.640	Option Exercise
August 8, 2022	Common Shares	48,750	$0.466	Option Exercise
August 8, 2022	Common Shares	37,500	$0.613	Option Exercise
August 31, 2022	Common Shares	5,000	$0.15	Option Exercise
September 8, 2022	Common Shares	300,000	$0.20	Option Exercise
September 9, 2022	Common Shares	84,375	$0.64	Option Exercise
September 9, 2022	Common Shares	56,250	$0.61	Option Exercise
September 9, 2022	Common Shares	73,125	$0.47	Option Exercise
September 9, 2022	Common Shares	91,406	$0.80	Option Exercise
September 14, 2022	n/a	0	n/a	Share Consolidation(1)
November 1, 2022	Options	148,334	$3.65	Option Grant
November 11, 2022	Common Shares	51,638	$1.20	Broker Warrant Exercise(2)
November 11, 2022	Warrants	25,819	$1.80	Broker Warrant Exercise(3)
November 14, 2022	Options	50,000	$3.25	Option Grant
November 16, 2022	Common Shares	291,666	$1.559	Warrant Exercise
November 22, 2022	Common Shares	177,455	$2.22	Warrant Exercise
November 23, 2022	Common Shares	250,612	$2.22	Warrant Exercise
November 24, 2022	Common Shares	4,346	$2.22	Warrant Exercise
November 25, 2022	Common Shares	1,125	$2.22	Warrant Exercise
November 25, 2022	Common Shares	25,819	$1.80	Warrant Exercise
November 30, 2022	Common Shares	62,500	$2.22	Warrant Exercise
December 2, 2022	Common Shares	117,457	$2.22	Warrant Exercise
December 5, 2022	Common Shares	18,750	$1.92	Option Exercise
December 5, 2022	Common Shares	12,500	$1.84	Option Exercise
December 5, 2022	Common Shares	16,250	$1.398	Option Exercise
December 5, 2022	Common Shares	20,312	$2.40	Option Exercise
December 6, 2022	Common Shares	8,861	$2.22	Warrant Exercise
December 6, 2022	Subscription Receipts	23,277,000	$3.00	Subscription Receipt Offering(4)
December 6, 2022	Broker Warrants	1,350,000	N/A	Subscription Receipt Offering
December 9, 2022	Common Shares	3,843	$2.22	Warrant Exercise
December 12, 2022	Common Shares	12,500	$1.84	Option Exercise
December 12, 2022	Common Shares	16,250	$1.398	Option Exercise
December 12, 2022	Common Shares	16,250	$2.40	Option Exercise
December 19, 2022	Options	50,000	$3.30	Option Grant
December 19, 2022	Common Shares	812	$1.398	Option Exercise
December 19, 2022	Common Shares	1,667	$2.40	Option Exercise
December 22, 2022	Common Shares	62,500	$0.60	Option Exercise
December 22, 2022	Common Shares	18,750	$1.92	Option Exercise
December 22, 2022	Common Shares	12,500	$1.84	Option Exercise
December 22, 2022	Common Shares	16,250	$1.398	Option Exercise
December 22, 2022	Common Shares	20,312	$2.40	Option Exercise
December 22, 2022	Common Shares	6,250	$2.22	Warrant Exercise
December 23, 2022	Common Shares	16,718	$2.22	Warrant Exercise
December 28, 2022	Common Shares	12,343	$2.22	Warrant Exercise
December 28, 2022	Common Shares	37,500	$1.59	Warrant Exercise

Date of issue or grant	Type of Securities	Number of Securities (on a pre-Share Consolidation basis)	Issue or Exercise Price of Security (on a pre-Share Consolidation basis)	Description of Transaction
December 30, 2022	Common Shares	18,750	$1.92	Option Exercise
January 3, 2023	Common Shares	78,125	$2.22	Warrant Exercise
January 5, 2023	Options	15,000	$3.10	Option Grant
January 16, 2023	Options	10,000	$3.79	Option Grant
January 26, 2023	Common Shares	40,625	$1.398	Option Exercise
January 26, 2023	Common Shares	25,390	$2.400	Option Exercise
January 26, 2023	Common Shares	15,625	$1.840	Option Exercise
January 26, 2023	Common Shares	20,312	$1.398	Option Exercise
January 26, 2023	Common Shares	25,000	$1.920	Option Exercise
February 6, 2023	Common Shares	25,000	$1.920	Option Exercise
February 6, 2023	Common Shares	15,625	$1.840	Option Exercise
February 6, 2023	Common Shares	20,312	$1.398	Option Exercise
February 6, 2023	Common Shares	25,390	$2.400	Option Exercise
February 8, 2023	Common Shares	10,615,650	$3.250	Prospectus Offering
February 8, 2023	Warrants	5,307,825	$4.05	Prospectus Offering
February 14, 2023	Common Shares	23,277,000	$3.000	Subscription Receipt Conversion
February 14, 2023	Warrants(6)	23,277,000	$3.75	Subscription Receipt Conversion
February 14, 2023	Convertible Note(7)	US$60,000,000	N/A	Consideration for Alta Mesa Acquisition
February 14, 2023	Replacement Options(8)	44,681	$3.10	Consideration for Alta Mesa Acquisition
March 13, 2023	Common Shares	6,250	$1.590	Warrant Exercise
March 15, 2023	Common Shares	16,666	$1.800	Warrant Exercise
April 5, 2023	Common Shares	4,250	$1.590	Warrant Exercise
April 5, 2023	Options	15,000	$2.93	Option Grant
April 13, 2023	Common Shares	16,667	$0.180	Option Exercise
April 13, 2023	Common Shares	13,750	$1.590	Warrant Exercise
April 17, 2023	Common Shares	41,666	$1.590	Warrant Exercise
April 17, 2023	Common Shares	2,000	$1.590	Warrant Exercise
April 19, 2023	Options	52,000	$2.52	Option Grant
May 1, 2023	Options	52,000	$2.95	Option Grant
May 3, 2023	Common Shares	16,667	$0.18	Option Exercise
May 12, 2023	Common Shares	16,667	$0.18	Option Exercise
May 12, 2023	Common Shares	16,667	$0.18	Option Exercise
May 12, 2023	Common Shares	8,333	$0.18	Option Exercise
May 15, 2023	Common Shares	50,000	$0.18	Option Exercise
May 17, 2023	Options	2,276,500	$2.79	Option Grant

Notes:

(1)	Effective September 14, 2022, the Company completed a share consolidation on a basis of one new share for every three former shares
(2)	Each broker warrant is exercisable into one unit (comprised of one common share and one-half of one Common Share purchase warrant) at an exercise price of $1.20 until October 22, 2023.
(3)	Each Warrant is exercisable to acquire one Common Share at an exercise price of $1.80 per Common Share until October 22, 2023.
(4)	On December 6, 2022, the Company completed the Subscription Receipt Offering.
(5)	In connection with the Subscription Receipt Offering, the Company issued to the Subscription Receipt Underwriters an aggregate of 1,350,000 non-transferable broker warrants (the “Broker Warrants”), with 1,066,500 of the Broker Warrants being exercisable into one Common Share at a price of $3.91 per Common Share and 283,500 of the Broker Warrants being exercisable into one Common Share at a price of $3.25 per Common Share until 27 months following the satisfaction of the escrow release conditions contained in the Subscription Receipt Agreement.
(6)	Each Warrant is exercisable into one Common Share at an exercise price of $3.75 per share until February 14, 2026.
(7)	The Convertible Note has a two (2) year term and bears interest at a rate of 8% per annum payable on June 30 and December 31 of each year during the term. The Convertible Note is convertible at the election of the holder, to acquire common shares of enCore at a price of US$2.9103 per share.
(8)

In connection with the Company’s acquisition of Azarga Uranium Corporation, all outstanding vested and unvested stock options of Azarga Uranium Corporation were exchanged for replacement options of the Company.

TRADING PRICE AND VOLUME

The Common Shares trade on the TSXV and on NYSE American under the symbol “EU”. The following table sets forth the price range and volume of trading of the Common Shares on the TXSX-V during the 12 months preceding the date of this Prospectus.

	TSXV (prices in Canadian dollars) (on a post-Share Consolidation basis)
Month	High	Low	Volume
June 2022	4.56	3.18	3,731,532
July 2022	4.41	2.91	3,527,678
August 2022	4.68	3.33	3,320,583
September 2022	4.65	3.07	5,179,341
October 2022	3.85	3.14	2,280,781
November 2022	3.65	2.84	5,274,108
December 2022	3.59	2.92	2,637,676
January 2023	3.82	3.04	5,512,610
February 2023	3.58	3.05	4,013,950
March 2023	3.22	2.44	5,214,051
April 2023	3.06	2.42	2,650,942
May 2023	3.26	2.64	2,408,287
June 1, 2023 to June 8, 2023	3.55	2.90	1,647,635

On June 8, 2023, the last day on which the Common Shares traded prior to the date of this Prospectus, the closing price of the Common Shares on the TSXV was $3.49.

The following table sets forth the price range and trading volume of the Common Shares as reported by the NYSE American during the 12 months preceding the date of this Prospectus.

	NYSE American (prices in US$)
Month	High	Low	Volume
January 23 - 31, 2023	2.99	2.37	3,210,549
February 2023	2.70	2.27	3,752,931
March 2023	2.37	1.78	7,794,120
April 2023	2.26	1.76	5,769,091
May 2023	2.545	1.93	8,738,184
June 1, 2023 to June 8, 2023	2.65	2.12	4,783,126

On June 8, 2023, the last day on which the Common Shares traded on the NYSE American prior to the date of this Prospectus, the closing price of the Common Shares on the NYSE American was US$2.62 per Common Share.

The following table sets forth the price range and trading volume of the Common Shares as reported by the OTCQB during the 12 months preceding the date of this Prospectus.

	OTCQB (prices in US$) (on a post-Share Consolidation basis)
Month	High	Low	Volume
June 2022	3.66	2.46	1,779,820
July 2022	3.40	2.21	1,582,862
August 2022	3.69	2.57	1,683,543
September 2022	3.63	2.24	2,333,858
October 2022	2.85	2.27	1,027,664
November 2022	2.70	2.13	2,925,338
December 2022	2.69	2.15	2,466,894
January 1 – 20, 2023	2.84	2.26	2,510,179

On January 20, 2023, the last day on which the Common Shares traded on the OTCQB prior to the date of this Prospectus, the closing price of the Common Shares on the OTCQB was US$2.75 per Common Share.

RISK FACTORS

An investment in the Securities of the Company should be considered highly speculative and involves certain risks. When evaluating the Company and its business, investors should carefully consider all of the information disclosed in this Prospectus and the Company’s profile on the SEDAR website at www.sedar.com, as well as the risks described below, and in the documents incorporated by reference in this Prospectus, including the risks identified and discussed under the heading “Risk Factors” in the AIF, which are incorporated by reference herein.

There is no assurance that risk management steps taken will avoid future loss due to the occurrence of the risks described below (or incorporated by reference herein) or other unforeseen risks. If any of the risks described below or in the AIF actually occur, then the Company’s business, financial condition and operating results could be adversely affected.

The risks and uncertainties described or incorporated by reference herein are not the only ones the Company faces. Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also adversely affect the Company and its business. Investors should consult with their professional advisors to assess any investment in the Company.

Risks Related to enCore’s Business and Operations

If the Company is characterized as a passive foreign investment company, U.S. Holders may be subject to adverse U.S. federal income tax consequences

Prospective U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that the Company is classified as a “passive foreign investment company” (a “PFIC”) for U.S. federal income tax purposes. The determination of whether a corporation is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the corporation’s income, expenses and assets from time to time and the nature of the activities performed by the corporation’s officers and employees. Based on an analysis of the Company’s activities and income and assets, the Company believes that it was a PFIC for its taxable year ended December 31, 2022, and may continue to be classified as a PFIC for the taxable year ended December 31, 2023, the current taxable year and the foreseeable future. A prospective investor should consult its own tax advisor regarding the likelihood and consequences of the Company being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences but that may result in an inclusion of gross income without receipt of such income.

Risks Related to an Offering

Risk of Investment

An investment in the Securities, as well as the Company’s prospects, is speculative due to the risky nature of its business and the present stage of its development. Investors may lose their entire investment. Investors should carefully consider the risk factors described in this Prospectus and under the heading “Risk Factors” in the AIF. The risks described in this Prospectus are not the only ones facing the Company. Additional risks not currently known to the Company, or that the Company currently deems immaterial, may also impair the Company’s operations. There is no assurance that risk management steps taken will avoid future loss due to the occurrence of the risks described below or other unforeseen risks. If any of the risks described in this Prospectus actually occur, the Company’s business, financial condition and operating results could be adversely affected. Investors should carefully consider the risks in this Prospectus and the other information elsewhere in this Prospectus and consult with their professional advisors to assess any investment in the Company.

No Guarantee of a Positive Return in an Investment

There is no guarantee that an investment in the Securities will earn any positive return in the short term or long term. An investment in the Securities involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the Securities is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment.

Price Volatility

Securities markets have a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. Factors unrelated to the financial performance or prospects of the Company include macroeconomic developments in North America and globally, and market perceptions of the attractiveness of particular industries. There can be no assurance that continued fluctuations in prices will not occur. As a result of any of these factors, the market price of the Securities of the Company at any given point in time may not accurately reflect the long term value of the Company.

Dilution

Additional financing needed to continue funding the development and operation of the Company may require the issuance of additional securities of the Company. The issuance of additional securities and the exercise of Common Share purchase warrants, stock options and other convertible securities will result in dilution of the equity interests of any persons who are or may become holders of Common Shares.

Shareholder Rights

Holders of Warrants will not be entitled to any rights with respect to the Common Shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on the Common Shares), but if such a holder subsequently exercises its Warrants, such holder will be subject to all changes affecting the Common Shares. Rights with respect to the Common Shares will arise only if and when the Company delivers Common Shares upon the exercise of a Warrant and, to a limited extent, under the conversion rate adjustments under the warrant indenture, if applicable.

The Warrants May Not be Listed for Trading

There is currently no market through which the Securities, other than the Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, none of the Warrants will be listed on any securities or stock exchange. As a consequence, purchasers may not be able to resell the Warrants purchased under this Prospectus and any Prospectus Supplement. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Common Shares, will develop or, if developed, that any such market, including for the Common Shares, will be sustained.

No Assurance of Active or Liquid Market

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSXV and NYSE American or achieve or maintain a listing on any other securities exchange.

There is no public market for the Warrants, Subscription Receipts or Units and, unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of such Securities on any securities exchange. If the Warrants, Subscription Receipts or Units are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities and other factors including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for the Warrants, Subscription Receipts or Units or that a trading market for these securities will develop.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986). Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

EXEMPTIVE RELIEF

Pursuant to a decision of the Autorité des marchés financiers dated May 4, 2023, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference herein and any Prospectus Supplement to be filed in relation to an “at-the-market” distribution. This exemption was granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an “at-the-market” distribution) be translated into French if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market” distribution.

LEGAL MATTERS

Certain legal matters related to the Securities offered by this Prospectus will be passed upon on our behalf by Morton Law LLP, with respect to matters of Canadian law, and by Dorsey & Whitney LLP with respect to United States legal matters, on behalf the Company.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are Davidson & Company LLP, Chartered Accountants (“Davidson”), of 1200 – 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC V7Y 1G6.

No person or company whose profession or business gives authority to a statement made by the person or company and who is named as having prepared or certified a part of this Prospectus or as having prepared or certified a report or valuation described or included in this Prospectus holds any beneficial interest, direct or indirect, in any securities or property of the Company or an Associate or Affiliate of the foregoing.

The transfer agent and registrar for the Common Shares is Computershare Trust Company of Canada at its principal office in Vancouver, British Columbia located at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia, V6C 3B9.

INTERESTS OF EXPERTS

The auditors of the Company, Davidson & Company LLP (“Davidson”), prepared independent auditor’s reports in respect of the audited financial statements of the Company for the years ended December 31, 2022.

Davidson has advised the Company that they are independent of the Company within the context of the CPA Code of professional conduct of the Chartered Professional Accountants of British Columbia.

The following are the qualified persons involved in preparing the NI 43-101 Technical Reports or who certified a statement, report or valuation from which certain scientific and technical information relating to enCore’s material mineral projects contained in this Prospectus has been derived, and in some instances extracted from:

●	Douglas Beahm, P.E., P.G. of BRS Inc. prepared the report entitled “Technical Report Summary for the Alta Mesa Uranium Project, Brooks and Jim Hogg Counties, Texas, USA” dated effective January 19, 2023;

●	Douglas L. Beahm, P.E., P.G., BRS Inc. and Terence P. McNulty, PE, PHD, McNulty and Associates prepared the report entitled “MARQUEZ-JUAN TAFOYA URANIUM PROJECT” dated and with an effective date of June 9, 2021;

●	Douglas L. Beahm, P.E., P.G., Carl Warren, P.E., P.G., Joshua Stewart, P.E., P.G., and W. Paul Goranson, P.E. prepared the report entitled “Crownpoint and Hosta Butte Uranium Project McKinley County, New Mexico, USA” dated and with an effective date of February 25, 2022;

●	Ray Moores, P.E. of Western Water Consultants Inc. and Steve Cutler, P.G. of Roughstock Mining Services, LLC prepared the report entitled “NI 43-101 Technical Report, Preliminary Economic Assessment, Gas Hills Uranium Project, Fremont And Natrona Counties, Wyoming, USA” dated August 10, 2021 with an effective date of June 28, 2021; and

●	Matthew Yovich, P.E. of Woodard & Curran and Steve Cutler, P.G. of Roughstock Mining Services, LLC prepared the report entitled “NI 43-101 Technical Report Preliminary Economic Assessment Dewey-Burdock Uranium ISR Project South Dakota, USA” dated December 23, 2020 and effective as of December 3, 2019.

The named experts held, directly or indirectly, less than one percent of the issued and outstanding common shares of enCore, at the time of the preparation of the above-noted technical reports. The authors have reviewed and approved the technical and scientific information include in this Prospectus, which has been summarized from the technical reports.

To the knowledge of the Company based on the information provided by the experts, no person or company whose profession or business gives authority to a statement made by the person or company and who is named as having prepared or certified a part of this Prospectus or as having prepared or certified a report or valuation described or included in this Prospectus holds any beneficial interest, direct or indirect, in any securities or property of the Company or an Associate or Affiliate of the foregoing.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

enCore Energy Corp. (“we”, “us” or “the Company”) is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160 of the Act, we may, subject to Section 163 of the Act:

(1)	indemnify an individual who:

●	is or was a director or officer of the Company;

●	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of the Company; or (ii) at our request, or

●	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties to which the eligible party is or may be liable; and

(2)	after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and eligible proceeding.

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

“proceeding” includes any legal proceeding or investigative action, whether current, threatened , pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Act, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable under Section 160(a) of the Act, or pay the expenses of an eligible party in respect of that proceeding under Sections 160(b), 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

●	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be;

●	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful; or

●	if an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable under Section 160(a) of the Act, or pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, on application of the Company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

●	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

●	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

●	order the enforcement of, or payment under, an agreement of indemnification entered into by us;

●	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

●	make any other order the court considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

Under our articles, and subject to the Act, we must indemnify a director, former director or alternate director and his or her heirs and personal or other legal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and officer is deemed to have contracted with the Company on the terms of the indemnity contained in our articles.

Under our articles, and subject to the Act, we may agree to indemnify and may indemnify any person (including an eligible party). We have entered into indemnity agreements with our directors and officers.

Pursuant to our articles, the failure of a director, alternate director or officer to comply with the Act or our articles does not, of itself, invalidate any indemnity to which he or she is entitled under our articles.

Under our articles, we may purchase and maintain insurance for the benefit of a person (or his or her heirs or legal personal representatives) who:

●	is or was a director, alternate director, officer, employee or agent of the Company;

●	is or was a director, alternate director, officer, employee or agent of another corporation at a time when such corporation is or was an affiliate of the Company, or

●	at our request, is or was, or holds or held a position equivalent to that of, a director, alternate director or officer of a corporation or a partnership, trust, joint venture or other unincorporated entity, against any liability incurred by him or her as a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the United States Securities Act of 1933 and is therefore unenforceable.

The exhibits listed in the exhibit index, appearing elsewhere in this Registration Statement, have been filed as part of this Registration Statement.

EXHIBIT INDEX

Exhibit
Number	Description
4.1

Management information circular of the Registrant dated May 12, 2023 in respect of the Company’s annual meeting of shareholders to be held on June 21, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K, filed with the Commission on May 23, 2023)

4.2

The interim consolidated financial statements of the Registrant for the three months ended March 31, 2023, together with the notes thereto, as amended (incorporated by reference to Exhibit 99.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K, filed with the Commission on May 15, 2023)

4.3

The management’s discussion and analysis of the Registrant for the three months ended March 31, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K, filed with the Commission on June 7, 2023)

4.4

Annual information form of the Registrant for the year ended December 31, 2022, dated as of April 28, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s annual report on Form 40-F, filed with the Commission on April 28, 2023)

4.5

Audited annual consolidated financial statements of the Registrant as at and for the year ended December 31, 2022 and the notes thereto together with report of the Independent Registered Public Accounting Firm thereon and the report of the Independent Registered Public Accounting Firm regarding its attestation on internal control over financial reporting (incorporated by reference to Exhibit 99.3 to the Registrant’s annual report on Form 40-F, filed with the Commission on April 28, 2023)

4.6

Management’s discussion and analysis of financial condition and results of operations of the Registrant for the year ended December 31, 2022 (incorporated by reference to Exhibit 99.2 to the Registrant’s amendment number 1 to annual report on Form 40-F, filed with the Commission on June 7, 2023)

4.7

Material change report dated February 21, 2023 relating to the news release dated February 15, 2023 announcing closing of the acquisition of the Alta Mesa In-Situ Recovery uranium project from Energy Fuels Inc. (incorporated by reference to Exhibit 99.1 to the Registrant’s current report on Form 6-K, filed with the Commission on February 21, 2023)

4.8	Material change report dated February 8, 2023 relating to the news release dated February 8, 2023 announcing closing of the Company’s $34 million bought deal offering of units (incorporated by reference to Exhibit 99.2 to the Registrant’s current report on Form 6-K, filed with the Commission on February 10, 2023)

4.9

Material change report dated January 30, 2023 relating to the news release dated January 25, 2023 announcing the Company’s $30 million bought deal offering of units (incorporated by reference to Exhibit 99.1 to the Registrant’s current report on Form 6-K, filed with the Commission on February 3, 2023)

4.10

Technical Report entitled “Technical Report Summary for the Alta Mesa Uranium Project, Brooks and Jim Hogg Counties, Texas, USA” dated January 19, 2023, prepared by Douglas Beahm, P.E. P.G., BRS Inc. (incorporated by reference to Exhibit 4.14 to the Registrant’s Registration Statement on Form F-10 filed with the Commission on January 24, 2023)

5.1*	Consent of Davidson & Company LLP

5.2**	Consent of W. Paul Goranson, P.E.

5.3**	Consent of Ray Moores, P.E

5.4**	Consent of Steve Cutler, P.G.

5.5**	Consent of Matthew Yovich, P.E

5.6**	Consent of Terence P. McNulty, D. Sc., P.E., Ph. D.

5.7**	Consent of Douglas L. Beahm, P.E., P.G.

5.8**	Consent of Carl Warren, P.E., P.G

5.9**	Consent of Joshua Stewart, P.E., P.G.

6.1*	Powers of Attorney (included on the signature pages of this Registration Statement)

107*	Filing Fee Table

*	- Filed herewtih
**	- To be filed by amendment

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a)	Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, State of Texas, on June 12, 2023.

enCore Energy Corp.

By:	/s/ W. Paul Goranson
Name: W. Paul Goranson Title: Chief Executive Officer and Director

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gregory Zerzan and W. Paul Goranson, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on June 12, 2023:

Signature	Title

/s/ W. Paul Goranson	Chief Executive Officer and Director (Principal Executive Officer)
W. Paul Goranson

/s/ Carrie Mierkey	Chief Financial Officer (Principal Financial and Accounting Officer)
Carrie Mierkey

/s/ William M. Sheriff	Executive Chairman of the Board of Directors
William M. Sheriff

/s/ Dennis E. Stover	Director
Dennis E. Stover

/s/ Richard M. Cherry	Director
Richard M. Cherry

/s/ Mark S. Pelizza	Director
Mark S. Pelizza

/s/ William B. Harris	Director
William B. Harris

/s/ Susan Hoxie-Key	Director
Susan Hoxie-Key

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Registration Statement, solely in his capacity as the duly authorized representative of enCore Energy US Corp. in the United States, in the State of New York, on June 12, 2023.

enCore Energy US Corp.

/s/ Gregory Zerzan
Name:	Gregory Zerzan
Title:	Chief Administrative Officer, General Counsel and Secretary

III-3